Exhibit 99.1

PINNACLE ENTERTAINMENT CONFIRMS RECEIPT OF UNSOLICITED PROPOSAL FROM GAMING AND LEISURE PROPERTIES TO ACQUIRE ITS REAL ESTATE ASSETS

LAS VEGAS, March 9, 2015 - Pinnacle Entertainment, Inc. (NYSE:PNK) (“Pinnacle” or “the Company”) today confirmed that its Board of Directors has received an unsolicited proposal from Gaming and Leisure Properties, Inc. (NASDAQ:GLPI) (“GLPI”) to acquire Pinnacle's real estate assets for GLPI shares as part of a taxable separation transaction.

Pinnacle's Board of Directors and management team are committed to acting in the best interests of all Pinnacle shareholders. Consistent with its fiduciary duties, Pinnacle’s Board, in consultation with its independent financial and legal advisors, will carefully review and evaluate GLPI’s proposal to determine the course of action that it believes is in the best interest of the Company and its shareholders.

As announced in November 2014, Pinnacle is pursuing a plan to separate the Company's operating assets and its real estate assets into two publicly traded companies in a tax-free transaction. As previously noted, the Company believes this separation will provide a lower weighted average cost of capital and an attractive financial platform to take advantage of future opportunities to create long term shareholder value within the casino gaming industry and the broader leisure and entertainment sector.

The Company noted that on January 16, 2015, it received from GLPI an indication of interest in pursuing a potential acquisition of Pinnacle's real estate assets. While Pinnacle's Board did not view the proposed transaction as likely to result in greater value to Pinnacle shareholders than the Company's existing plan, in order to explore whether there was a path to a more attractive transaction, the Company indicated its willingness to engage in discussions with GLPI under appropriate terms, which GLPI refused. On Friday March 6, 2015, the Company received an email from GLPI outlining revised proposed terms for a transaction and a request for information. The Company advised GLPI that the Pinnacle Board would review the proposal and respond promptly, but GLPI decided not to wait for the consideration of Pinnacle’s Board.

Skadden, Arps, Slate, Meagher & Flom LLP and Gibson, Dunn & Crutcher LLP are acting as Pinnacle’s legal advisors, and Goldman, Sachs & Co. is serving as its financial advisor.

About Pinnacle Entertainment
Pinnacle Entertainment, Inc. owns and operates 15 gaming entertainment properties, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada and Ohio. Pinnacle holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

Cautionary Language Regarding Forward-Looking Statements
All statements included in this press release, other than historical information or statements of historical fact, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including statements regarding the proposal from Gaming and Leisure Properties, Inc. (“GLPI”) and the Company’s response to such proposal; the Company’s ability to separate its real estate assets into a REIT and the timing thereof; ability to obtain financing in connection with the REIT transaction are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by important factors and uncertainties that could cause actual results to differ materially from those reflected by such statements. Such factors and uncertainties include, but are not limited to those as may be detailed from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"). For more information on the potential factors that could affect the Company's financial results and business, review the Company's filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Contacts
Investor Relations:
Vincent J. Zahn, CFA
Vice President, Finance, Investor Relations & Treasury
702-541-7777 / investors@pnkmail.com

Media Relations:
Tracy West
702-541-7213 / tracy.west@pnkmail.com

Dan Katcher / Sharon Stern / Joe Berg
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449